Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, August 30, 2012 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its board of directors declared a quarterly cash dividend of $0.01 per share for the third quarter 2012 payable on September 28, 2012, to stockholders of record on September 14, 2012.  This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves.  As of June 30, 2012, the Company had 34 offices in nine states and $12.9 billion in assets.  Our website is www.theprivatebank.com.

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